UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Orchid BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORCHID BIOSCIENCES, INC.
4390 US ROUTE ONE
PRINCETON, NEW JERSEY 08540

February 24, 2003

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Orchid BioSciences, Inc. (the “Company”). The special meeting will be held at the Company’s headquarters, 4390 US Route One, Princeton, New Jersey on April 15, 2003 at 10:00 a.m. local time to consider:

1.	a proposal to authorize the Company’s board of directors in its discretion to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (such split to combine a number of outstanding shares of the Company’s common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of common stock) depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Company’s board of directors to file one such amendment; and

2.	any and all other matters that may properly come before the special meeting or any adjournment thereof.

The proposal to effect a reverse stock split is discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. Only stockholders who owned shares at the close of business on February 19, 2003 are entitled to attend and vote at the special meeting or any adjournment of the special meeting.

You are urged to attend the special meeting in person, but, if you are unable to do so, the board of directors would appreciate the prompt return of the enclosed proxy card, dated and signed. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the special meeting and vote in person.

By Order of the Board of Directors,

Andrew P. Savadelis
Secretary

Princeton, New Jersey

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

ORCHID BIOSCIENCES, INC.
4390 US ROUTE ONE
PRINCETON, NEW JERSEY 08540

February 24, 2003

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON April 15, 2003

TIME: 10:00 a.m. local time

DATE: April 15, 2003

PLACE:	Orchid BioSciences, Inc. 4390 US Route One Princeton, New Jersey 08540

PURPOSES:

1.	To authorize our board of directors in its discretion to amend our restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock (such split to combine a number of outstanding shares of our common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of our common stock) depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the board of directors to file one such amendment; and

2.	To consider any and all other matters that may properly come before the special meeting or any adjournment thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid BioSciences, Inc. common stock at the close of business on February 19, 2003. A list of stockholders of record will be available at the special meeting and, during the 10 days prior to the special meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew P. Savadelis
Secretary

ORCHID BIOSCIENCES, INC.
4390 US ROUTE ONE
PRINCETON, NEW JERSEY 08540

PROXY STATEMENT FOR THE ORCHID BIOSCIENCES, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 15, 2003

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving this proxy statement?

This proxy statement describes the proposal on which the board of directors of Orchid BioSciences, Inc. would like you, as a stockholder, to vote at a special meeting of the stockholders of the Company, which will take place on April 15, 2003. It also gives you information on this proposal so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about February 24, 2003 to all stockholders of record entitled to vote at the special meeting.

In this proxy statement, we refer to Orchid BioSciences, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at the special meeting of stockholders?

Stockholders who owned shares of our common stock on February 19, 2003 may attend and vote at the special meeting. Each share is entitled to one vote. There were 55,510,335 shares of the Company’s common stock outstanding on February 1, 2003. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership by Management and Principal Stockholders” on pages 15-17 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Mr. Andrew P. Savadelis and Mr. Michael E. Spicer, Chief Financial Officer and Vice President of Finance, respectively, of the Company, as your representatives at the special meeting. By completing and returning the proxy card, you are authorizing Mr. Savadelis and Mr. Spicer to vote your shares at the special meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete and return your proxy card before the special meeting date just in case your plans change. If a proposal comes up for vote at the special meeting that is not on the proxy card, Mr. Savadelis and Mr. Spicer will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to authorize our board of directors in its discretion to amend our restated certificate of incorporation to effect a reverse stock split of the issued and outstanding share of our common stock (such split to combine a number of outstanding shares of our common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of our common stock) (the “Reverse Stock Split”).

The board of directors has unanimously adopted a resolution approving the proposal to authorize the board of directors to amend the Company’s restated certificate of incorporation to effect the Reverse Stock Split. Approval of the proposal would give the board of directors discretionary authority to implement the Reverse Stock Split. If implemented by the board of directors, the Reverse Stock Split would be effected by reducing the number of outstanding shares of common stock by a ratio of (A) one-to-three, (B) one-to-four, (C) one-to-five, (D) one-to-six, or (E) one-to-seven, depending on the Reverse Stock Split the board of directors implements, but will not increase the par value of the common stock and will not change the number of authorized shares of common stock.

We will also transact any other business that properly comes before the special meeting.

How does the board of directors recommend that I vote?

The board of directors unanimously recommends that the stockholders vote “for” the proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on February 19, 2003 your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are a stockholder of record who may vote at the special meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If on February 19, 2003 your shares are held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the special meeting.

How do I vote?

(1)	You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

	•	as you instruct, and

	•	according to the best judgment of Mr. Savadelis and Mr. Spicer if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

	•	to approve the Reverse Stock Split, and

	•	according to the best judgment of Mr. Savadelis and Mr. Spicer if a proposal comes up for a vote at the special meeting that is not on the proxy card.

(2)	You may vote in person at the special meeting.

We will pass out written ballots to anyone who wants to vote at the special meeting. However, if you hold your shares in street name, you must bring to the special meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•	sending a written notice to the Secretary of the Company, Mr. Andrew P. Savadelis, stating that you would like to revoke your proxy of a particular date,

•	signing another proxy card with a later date and returning it before the polls close at the special meeting, or

•	attending the special meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the special meeting and vote at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

(1)	If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the rules of The Nasdaq Stock Market to vote customers’ unvoted shares on some “routine” matters. The proposal to approve the Reverse Stock Split is a routine matter. If you do not give a proxy to vote your shares, your brokerage firm may either:

• vote your shares on routine matters, or

• leave your shares unvoted.

If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a “broker non-vote.” Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must request a legal proxy from your stockbroker in order to vote at the special meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy to your broker. This ensures your shares will be voted at the special meeting.

(2)	If your shares are in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the special meeting.

How are votes counted?

You may vote “for,”“against,” or “abstain” on approving the Reverse Stock Split.

How many stockholders are needed either in person or by proxy to hold the special meeting?

To hold the special meeting and conduct business, a majority of the Company’s outstanding shares entitled to vote as of February 19, 2003 must be present at the special meeting. This is called a quorum.

Shares are counted as present at the special meeting if the stockholder either:

•	is present and votes in person at the special meeting, or

•	has properly submitted a proxy card.

How many votes are required to ratify the Reverse Stock Split?

A majority of the outstanding shares of the Company.

How many votes are required to approve other matters that may come before the stockholders at the special meeting?

A majority of the shares present at the special meeting, in person or by proxy, excluding broker non-votes.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for approving the Reverse Stock Split.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the special meeting?

We will announce preliminary voting results at the special meeting and will announce the final results in a press release. We will also publish the final results in our annual report on Form 10-K for fiscal 2003. We will file that report with the SEC, and you can obtain a copy by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also obtain a copy on the Internet at www.orchid.com.

Who can help answer my questions?

You can contact our Corporate Communications department, at (609) 750-2324 or by sending an email to ir@orchid.com with any questions about proposals described in this proxy statement or how to execute your vote.

PROXY STATEMENT

Our board of directors is soliciting proxies for the special meeting of stockholders to be held on April 15, 2003 at 10 a.m. local time at our headquarters, 4390 US Route One, Princeton, New Jersey. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the special meeting.

Our board of directors set February 19, 2003 as the record date for the special meeting. Stockholders who owned shares of common stock of Orchid BioSciences, Inc. on that date are entitled to vote at and attend the special meeting. Each share is entitled to one vote. There were 55,510,335 shares of common stock of Orchid BioSciences, Inc. outstanding on the record date.

Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about February 24, 2003.

General Information

This proxy statement is being provided and the accompanying proxy is being solicited by our board of directors for use at the special meeting of stockholders of Orchid BioSciences, Inc. to be held at our headquarters, 4390 US Route One, Princeton, New Jersey on April 15, 2003 at 10:00 a.m. local time, or at any adjournment or postponement of the special meeting, for the purposes set forth in this proxy statement. We are mailing this proxy statement and accompanying proxy card on or about February 24, 2003 to all our stockholders entitled to notice of, and to vote at, the special meeting. Our principal executive office is located at 4390 US Route One, Princeton, New Jersey 08540, and our telephone number is (609) 750-2200.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Record Date, Voting Rights and Outstanding Shares

Only holders of record at the close of business on February 19, 2003 will be entitled to notice of, and to vote at, the special meeting. As of February 1, 2003 we had 55,510,335 shares of common stock outstanding. Each share of common stock is entitled to one vote on each proposal that will come before the special meeting. A majority of the outstanding shares of common stock will constitute a quorum at the special meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Broker Non-Votes

A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.”

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before the special meeting. It may be revoked by mailing to our Secretary, Andrew P. Savadelis, at our principal executive offices, 4390 US Route One, Princeton, New Jersey 08540, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the special meeting and an election given to our Secretary to vote in person. If not revoked, the proxy will be voted at the special meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (i) FOR the proposal to authorize our board of directors in its discretion to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (such split to combine a number of outstanding shares of the Company’s common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of the Company’s common stock) depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the board of directors to file one such amendment; and (ii) in accordance with the judgment of the proxy holders as to any other matter that may properly come before the special meeting or any adjournment thereof.

PROPOSAL 1

General

Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal that Article Fourth of the Company’s restated certificate of incorporation be amended to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (such split to combine a number of outstanding shares of the Company’s common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of the Company’s common stock) (the “Reverse Stock Split”). If approved by our stockholders, the Reverse Stock Split would become effective on any date selected by our board of directors prior to our next annual meeting of stockholders. Our board of directors may effect only one Reverse Stock Split. In determining the Reverse Stock Split ratio, our board of directors will consider numerous factors including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Stock Split. Our board of directors will also consider the impact of the Reverse Stock Split ratio on investor interest and our ability to attract and retain employees. The purpose of selecting a range is to give the board of directors flexibility to provide for a post Reverse Stock Split market price that may allow us to maintain the $1.00 minimum bid price continued listing requirement of The Nasdaq National Market (the “NMS”) for the foreseeable future. Even if the stockholders approve the Reverse Stock Split, the Company reserves the right not to effect the Reverse Stock Split if our board of directors does not deem it to be in the best interests of the Company and its stockholders to effect the Reverse Stock Split.

The form of the proposed amendment to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock.

The amendment to our restated certificate of incorporation relating to this proposal 1 is attached to this proxy statement as Appendix A.

Purpose

Our board of directors approved the proposal authorizing the Reverse Stock Split for the following reasons:

•	the board of directors believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and

•	the board of directors believes effecting the Reverse Stock Split is the most effective means to avoid a delisting of our common stock from the NMS.

Potential Increased Investor Interest

On February 18, 2003, our common stock closed at $0.39 per share. In approving the proposal authorizing the Reverse Stock Split, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

Our board of directors further believes that a higher stock price would help us attract and retain employees. Our board of directors believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the Reverse Stock Split successfully increases the per share price of our common stock, our board of directors believes this increase will increase trading volume in our common stock, facilitate future financings by us and enhance our ability to attract and retain employees and other service providers.

Nasdaq Requirements for Listing on the Nasdaq National Market

Our common stock is quoted on the NMS under the symbol “ORCH.” On October 10, 2002, we received notice from The Nasdaq Stock Market, Inc. (“Nasdaq”) that our common stock had failed to maintain the minimum bid price closing requirement of $1.00 for 30 consecutive trading days required for continued listing on the NMS. The letter specified that, unless our common stock closes at a minimum bid price of $1.00 or more for ten consecutive trading days by January 8, 2003, Nasdaq would notify us at that time of Nasdaq’s intent to delist the stock. The letter also stated that we could appeal any delisting notification received at that time.

On January 10, 2003, we received a Nasdaq Staff Determination indicating that we have failed to comply with the $1.00 minimum bid price required for continued listing on the NMS and that our common stock is subject to delisting from the NMS. We have filed a request for a hearing before the Nasdaq Qualifications Panel (“Panel”) to review the staff determination. Our common stock will continue to be traded on the NMS pending the final decision by the Panel. The hearing date has been scheduled by Nasdaq for February 20, 2003. We believe that if, following the Reverse Stock Split, the per share price of our common stock is above $1.00 for 10 consecutive trading days, Nasdaq will withdraw the delisting action.

Our board of directors believes that maintaining listing on the NMS may provide a broader market for our common stock and facilitate the use of our common stock in financing transactions. Our board of directors unanimously approved the Reverse Stock Split partly as a means of increasing the share price of our common stock above $1.00 per share. If the stockholders do not approve the Reverse Stock Split proposal and the stock price does not otherwise increase to greater than $1.00 per share, we expect our common stock to be delisted from the NMS pursuant to the timing described above.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our common stock.

This proxy statement includes forward-looking statements, including statements regarding our intent to solicit approval of the Reverse Stock Split, the timing and ratio of the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including, but not limited to, the potential for a higher stock price, increased investor and service provider interest, facilitation of future financings and continued listing on the NMS. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the development and sale of our products, the nature of the Company’s stockholders and potential stockholders, unexpected delays in preparing, filing and mailing definitive proxy materials for the Reverse Stock Split and unexpected changes in the listing requirements of the NMS. For a discussion of these and other risk factors that could affect our business, see “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2001, our Registration Statement on Form S-3 filed with the SEC on April 4, 2002, our Registration Statement on Form S-3 filed with the SEC on August 28, 2002, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the Reverse Stock Split (the “New Shares”) will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split (the “Old Shares”);

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the NMS.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Determination of Ratio

The ratio of the Reverse Stock Split shall be determined by our board of directors, in its sole discretion. However, the ratio shall not exceed a ratio of one-for-seven or be less than a ratio of one-for-three. In determining the Reverse Stock Split ratio, our board of directors will consider numerous factors including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Stock Split. Our board of directors will also consider the impact of the Reverse Stock Split ratio on investor interest and our ability to attract and retain employees. The purpose of selecting a range is to give the board of directors flexibility to provide for a post Reverse Stock Split market price that may allow us to maintain the $1.00 minimum bid price continued listing requirement of the NMS for the foreseeable future.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize our board of directors to implement the Reverse Stock Split and our board of directors decides to implement the Reverse Stock Split, we will amend the existing provision of our restated certificate of incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a Reverse Stock Split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common

*

By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including three (3) and seven (7) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the board of directors to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the board of directors will not implement any amendment providing for a different split ratio.

Stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Company’s board of directors).”

The Reverse Stock Split will be effected simultaneously for all our common stock and the exchange ratio will be the same for all of our common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

For illustrative purposes only, the following table shows approximately the effect on our common stock of the various potential reverse stock splits:

	Prior to Reverse Stock Split	After Reverse Stock Split
		1-for-3	1-for-4	1-for-5	1-for-6	1-for-7
Authorized	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Issued and Outstanding	55,510,335	18,503,445	13,877,583	11,102,067	9,251,722	7,930,047
Available for future issuance	94,489,665	131,496,555	136,122,417	138,897,933	140,748,278	142,069,953

Based on stock information as of the record date, after completion of the Reverse Stock Split we will have approximately 131,420,407 to 142,037,317 shares of authorized but unissued shares of common stock (depending on the ratio of the reverse split). These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the company, and sales of stock or securities convertible into common stock. At present, we have no specific agreements or arrangements with respect to any exchange, merger, combination, acquisition or similar transaction that would require us to issue new shares of authorized but unissued common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by our stockholders, and if our board of directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the board of directors will determine the ratio of the Reverse Stock Split to be implemented. We will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as our board of directors has determined the appropriate effective time for the Reverse Stock Split. Our board of directors may delay effecting the Reverse Stock Split without resoliciting stockholder approval. The Reverse Stock Split will become effective on the Split Effective Date. Beginning on the Split Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Split Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number of Old Shares for which each New Share is to be exchanged, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by our board of directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the Split Effective Date, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the board of directors decides to implement, the stated capital component will be reduced to an amount between one-third (1/3) and one-seventh (1/7) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the Reverse Stock Split proposal, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

Proposal 1

TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN THREE (3) AND SEVEN (7), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK) DEPENDING UPON A DETERMINATION BY THE BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND AUTHORIZING THE BOARD OF DIRECTORS TO FILE ONE SUCH AMENDMENT.

In this Proposal 1, our stockholders are being asked to authorize out board of directors, in its sole discretion, to amend our restated certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock (such split to combine a number of outstanding shares of our common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of our common stock) at any time prior to the next annual meeting of stockholders.

If the proposed Reverse Stock Split is approved at the special meeting, our board of directors may, in its sole discretion, at any time prior to the next annual meeting of stockholders, authorize the filing of an amendment to our restated certificate of incorporation effecting the Reverse Stock Split in the form attached to this proxy statement as Appendix A with the Secretary of State of the State of Delaware. Notwithstanding the approval of the Reverse Stock Split at the special meeting, our board of directors may, in its sole discretion, determine not to implement the Reverse Stock Split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote on this proposal will be required for approval of the certificate of amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN THREE (3) AND SEVEN (7), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK).

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of February 1, 2003: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by each individual who served as our chief executive officer during the fiscal year ended December 31, 2002; (iii) by our four most highly paid executive officers who earned more than $100,000 in the fiscal year ended December 31, 2002 and who were employed by us on December 31, 2002; (iv) Donald R. Marvin, who resigned his positions as Senior Vice President, Chief Financial Officer, Chief Operating Officer and Secretary of the Company on December 9, 2002; (v) by each of our directors; and (vi) by all of our current directors and executive officers as a group. As of February 1, 2003, we had 55,510,335 shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and address of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Class

5% Stockholders

None

Named Executive Officers and Directors

Dale R. Pfost, Ph.D.(2)	759,230	1.4%
Donald R. Marvin (3)	539,506	1.0%
Sidney M. Hecht, Ph.D.(4)	59,446	**
Samuel D. Isaly(5)	2,488,119	4.5%
Jeremy M. Levin, D. Phil., MB.BChir.(6)	33,890	**
Ernest Mario, Ph.D.(7)	30,187	**
Kenneth D. Noonan, Ph.D.(8)	11,667	**
George Poste, DVM, Ph.D.(9)	135,371	**
Robert M. Tien, M.D., M.P.H.(10)	45,765	**
Nicole S. Williams(11)	1,389	**
All current directors and executive officers as a group (9 persons)(12)	2,868,334	5.1%

*	Address provided for beneficial owners of 5% or more of the outstanding common stock only.

**	Indicates less than one percent.

(1)	The number of shares of common stock issued and outstanding on February 1, 2003 was 55,510,335. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at February 1, 2003, plus shares of common stock subject to options or warrants held by such person at February 1, 2003 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share, which Preferred Stock Purchase Rights are not presently exercisable.

(2)	Includes 642,839 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003, 5,000 shares held by Dr. Pfost’s wife, individually, and 2,000 shares held jointly by Dr. Pfost’s wife and son. Dr. Pfost resigned his positions as President and Chief Executive Officer of the Company on December 9, 2002.

(3)	Includes 439,304 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003, 70,000 shares of common stock subject to currently exercisable warrants held by Cairn Investments Inc., 27,702 shares of common stock held by Cairn Investments Inc. and 2,500 shares of common stock held by Mr. Marvin’s wife. Cairn Investments Inc. is an investment corporation whose stockholders consist of Mr. Marvin and his wife. Mr. Marvin resigned his positions as Senior Vice President, Chief Financial Officer, Chief Operating Officer and Secretary of the Company on December 9, 2002.

(4)	Includes 40,446 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(5)	Represents 807,749 shares of common stock held by Eaton Vance Worldwide Health Sciences Fund, 526,782 shares of common stock held by PHARMAw/HEALTH, 410,254 shares of common stock held by Finsbury Worldwide Pharmaceutical Trust, 222,222 shares of common stock held by Hare & Co. for the benefit of Finsbury Worldwide Pharmaceutical Trust, 148,148 shares of common stock held by Winchester Global Trust Company Limited, trustee for Caduceus Capital Trust, Ltd., 74,074 shares of common stock held by Caduceus Capital II, L.P., 100,000 shares of common stock subject to currently exercisable warrants held in the name of Eaton Vance Worldwide Health Sciences Fund, 100,000 shares of common stock subject to currently exercisable warrants held in the name of Finsbury Worldwide Pharmaceutical Trust, 75,000 shares of common stock subject to currently exercisable warrants held in the name of Caduceus Capital II, L.P., 20,000 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by OrbiMed Advisors LLC, 1,255 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by Eaton Vance Worldwide Health Sciences Fund, 981 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by Finsbury Worldwide Pharmaceutical Trust, 820 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by PHARMAw/HEALTH, 455 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by PW Eucalyptus Fund, L.L.C., 232 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by Caduceus Capital Trust, Ltd., 117 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by Caduceus Capital II, L.P. and 30 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 held by PW Eucalyptus Fund, Ltd. OrbiMed Advisors LLC is the investment advisor for each of these funds, whose managing member, Samuel D. Isaly, has sole authority to vote such shares and as such is considered the beneficial owner of the common stock held by each of these funds.

(6)	Represents 33,890 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(7)	Represents 30,187 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(8)	Represents 11,667 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(9)	Represents 135,371 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(10)	Represents 45,765 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(11)	Represents 1,389 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003.

(12)	Includes 379,756 shares of common stock subject to options exercisable within the 60-day period following February 1, 2003 and 275,000 shares of common stock subject to currently exercisable warrants.

OTHER MATTERS

Our board of directors does not know of any other matter that may come before the special meeting. If any other matters are properly presented to the special meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Our board of directors hopes that stockholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the special meeting, and your cooperation will be appreciated. Stockholders of record who attend the special meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors
Andrew P. Savadelis, Secretary
Princeton, New Jersey
February 24, 2003

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ORCHID BIOSCIENCES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Orchid BioSciences, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by adding the following new sentences to the end of the first paragraph of Article FOURTH thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).”

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective at 5:00 p.m., local time, on [___________ __, 2003].

Signed this [___] day of [____________], 2003.

By:

Name:
Title:

*

By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including three (3) and seven (7) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the board of directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the board of directors will not implement any amendment providing for a different split ratio.

A-1

ORCHID BIOSCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Andrew P. Savadelis and Mr. Michael E. Spicer, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of Orchid BioSciences, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the special meeting of stockholders to be held at the Company’s headquarter, 4390 US Route One, Princeton, New Jersey on April 15, 2003 at 10:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified below, or, if no specification is made, FOR the proposal to authorize the board of directors in its discretion to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (such split to combine a number of outstanding shares of the Company’s common stock between three (3) and seven (7), such number con sisting of only whole shares, into one (1) share of common stock); and in accordance with their discretion on such other matters that may properly come before the special meeting.

THE DIRECTORS RECOMMEND A VOTE FOR.

1.	FOR	AGAINST	ABSTAIN

Proposal to authorize the Company’s board of directors in its discretion to amend the Company’s restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock (such split to combine a number of outstanding shares of the Company’s common stock between three (3) and seven (7), such number consisting of only whole shares, into one (1) share of common stock) depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Company’s board of directors to file one such amendment

I plan to attend the special meeting:	Yes	No

Signature(s)	Signature

Date

(Signature(s) must be exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this proxy.)